                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

Pricing Supplement No. 51                                   Trade Date: 01/21/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 01/24/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 22, 2003

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEZ3              $7,990,000.00              4.50%                 01/15/13                 100%

    Interest Payment
      Frequency                                        Subject to                  Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption                 (including the redemption price)
    ----------------        -----------------          ----------                 --------------------------------
        02/15/03                   Yes                    Yes                              100% 01/15/04
        monthly                                                                      semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $7,894,120.00             $95,880.00                $2.00             ABN AMRO Financial
                                                                            Services, Inc.
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